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                                                               EXHIBIT 10(h)(2)


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                     ---------------------------------------


         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") made as of the 18th day of December, 1996, by and between TITMUS OPTICAL, INC., a Delaware corporation ("Company") and EDWARD E. GREENE (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Company and Executive are parties to that certain Employment Agreement dated as of October 1, 1995 (the "Agreement"); and

         WHEREAS, effective December 31, 1996, as a result of the resignation of the Executive, he will no longer be President or a Director of the Company; and

         WHEREAS, as a result of the change in Executive's position with the Company, the Company and Employee desire to reflect the current understanding of the parties; and

         WHEREAS, Company and Executive intend to amend the Agreement in certain respects set forth herein.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Effective December 31, 1996, the Agreement is hereby amended to delete all references to Executive's role as President and the duties associated therewith and Executive shall serve in the capacity as an employee of the Company from January 1, 1997 to the Termination Date (as hereinafter defined). Effective immediately, Section 5 of the Agreement is hereby deleted and Executive shall not take any action on behalf of the Company without the prior consent of Walter Stepan or, in his absence, Michael Mancuso.

         2. Executive's period of employment in Section 2 of the Agreement shall be amended by deleting it in its entirety and replacing it with the following:

                  "The Executive's employment under this Agreement shall cover the period from the date hereof until the earlier of (i) such date as the Company shall specify in a notice delivered to Executive or (ii) February 28, 1997 (the "Termination Date")."

         3. Simultaneously herewith, Executive agrees to execute and deliver to Company, the Employment Termination Agreement and Release, the form of which is attached hereto as EXHIBIT A.

         4. As of the Termination Date, the Company agrees to pay to Executive a bonus (the "Bonus") equal to the amount to which Executive would otherwise be entitled for fiscal year

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1996; provided, however, the Bonus shall be payable only, if in the sole discretion of Walter Stepan, the Executive has cooperated from the date hereof through the Termination Date in a manner that has resulted in a smooth transition for the new President of the Company.

         5. On the Termination Date, Executive agrees to execute and deliver to the Company a certificate in the form attached hereto as EXHIBIT B.

         6. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

         IN WITNESS WHEREOF, the Company and Executive have caused this Amendment to be executed, all as of the day and year first above written.

                                            TITMUS OPTICAL, INC.


                                            By: /s/ Walter Stepan
                                                --------------------------------
                                                Walter Stepan, Chairman


                                                /s/ Edward E. Greene
                                                --------------------------------
                                                Edward E. Greene


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